Exhibit 32.1

CERTIFICATION

I, Michel Mayer, Chairman of the Board and Chief Executive Officer of Freescale Semiconductor, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the quarterly period ended March 31, 2006 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) for the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Freescale Semiconductor, Inc.

This certificate is being furnished solely for purposes of Section 906.

Dated: April 25, 2006

/s/ Michel Mayer
Michel Mayer
Chairman of the Board and Chief Executive Officer,
Freescale Semiconductor, Inc.